Exhibit 99.1

Tallgrass Energy Increases Quarterly Distributions and
Announces Date for First Quarter 2017 Financial Results

LEAWOOD, Kansas--(BUSINESS WIRE)-Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP) (“Tallgrass”) today announced their quarterly distributions for the first quarter of 2017. The distributions will be paid on Monday, May 15, 2017, to unitholders and shareholders of record as of the close of business on Friday, April 28, 2017.

TEP
The board of directors of TEP’s general partner declared a quarterly cash distribution of $0.835 per common unit for the first quarter of 2017, or $3.34 on an annualized basis. This represents a sequential increase of 2.5 percent from the fourth quarter 2016 distribution of $0.815 per common unit and an increase of 18.4 percent from the first quarter 2016 distribution of $0.705 per common unit. It is TEP’s 15th consecutive increase since its May 2013 IPO.

In addition, as previously announced in conjunction with the recent acquisition of an approximate 25 percent interest in Rockies Express Pipeline LLC, management intends to recommend to the board of directors of TEP’s general partner that TEP increase its quarterly distributions for the second and third quarters of 2017 by an aggregate of at least $0.10 per unit or $0.40 per unit on an annualized basis. These distributions would be paid in mid-August and mid-November of 2017, respectively.

TEGP
The board of directors of TEGP’s general partner declared a quarterly cash distribution of $0.2875 per Class A share for the first quarter of 2017, or $1.15 on an annualized basis. This represents a 3.6 percent sequential increase from the fourth quarter 2016 distribution of $0.2775 per Class A share and an increase of 36.9 percent from the first quarter 2016 distribution of $0.21 per Class A share. It is TEGP’s seventh consecutive increase since its May 2015 IPO.

First Quarter 2017 Financial Results and Conference Call
Tallgrass plans to report first quarter 2017 financial results on Wednesday, May 3, 2017, after market close and hold a conference call at 3:30 p.m. Central Time that same day.

Tallgrass invites unitholders, shareholders and other interested parties to listen to the call through a link posted on the Investor Relations section of Tallgrass’s website at www.tallgrassenergy.com.

Tax Considerations
This release is intended to be a qualified notice to nominees and brokers under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  All of TEP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, TEP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include whether there will be and, if so, the amount of TEP's quarterly distribution increases for the second and third quarters of 2017. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Tallgrass Energy
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com